Exhibit 10.26.1

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

Master Repurchase Agreement

Dated as of November 28, 2013

between

JEFFERIES MORTGAGE FUNDING, LLC

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 20th day of March, 2014, by and between Jefferies Mortgage Funding, LLC (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Master Repurchase Agreement, dated as of November 21, 2013 (the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller and Buyer are entering into a Second Amended and Restated Custodial and Disbursement Agreement on or about the date of this Amendment (“Custodial Agreement”);

WHEREAS, Seller and Buyer agree to amend the Agreement so as to better align with the terms of the Custodial Agreement all as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendments. Effective as of March 20, 2014 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Paragraph 2 of the Agreement is hereby amended by deleting the definitions of “Custodial Agreement”, “Eligible Mortgage Loan” and “Wet Loan” in their respective entirety and replacing them with the following new definitions (modified text underlined for review purposes):

“Custodial Agreement” shall mean that certain Second Amended and Restated Custodial and Disbursement Agreement, dated as of March 20, 2014 among Seller, Buyer, Custodian and Disbursement Agent, as the same shall be modified and supplemented and in effect from time to time.

“Eligible Mortgage Loan” shall mean a Mortgage Loan that satisfies each of the loan-level representations and warranties set forth on Schedule 1 hereto, and is otherwise deemed by Buyer in its sole discretion to be eligible for purchase hereunder. No Mortgage Loan shall be an Eligible Mortgage Loan (i) if the Purchase Price of such Mortgage Loan, when added to the aggregate outstanding Purchase Price of all Purchased Mortgage Loans that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price, (ii) as of the related Purchase Date such Mortgage Loan is more than thirty (30) days aged since origination, (iii) such Mortgage Loan is subject to a Transaction for seventy-five (75) or more days (whether or not consecutive), or (iv) if such Mortgage Loan is a Wet Loan, it has remained a Wet Loan for more than five (5)

Business Days after the related Purchase Date. Buyer shall have the right to mark the Market Value of any Mortgage Loan that does not satisfy the foregoing criteria to zero or Buyer otherwise deems ineligible, unless Buyer and Seller otherwise agree.

“Wet Loan”: A wet-funded first lien Mortgage Loan which does not contain all of the Required Documents and which shall have the following additional characteristics:

(i) the proceeds thereof have been funded by the Seller prior to the Purchase Date thereof;

(ii) the proceeds thereof have not been returned by the related Settlement Agent;

(iii) upon recordation of the related Mortgage, such Mortgage Loan will constitute a first lien on the premises described therein; and

(iv) upon delivery of all of the documents specified in Section 2(a)(z) of the Custodial Agreement, such Wet Loan will become either a FHLMC Mortgage Loan, a FNMA Mortgage Loan or a GNMA Mortgage Loan.

(b) Paragraph 2 of the Agreement is hereby further amended by deleting the defined term “Insured Closing Letter and Escrow Instructions” from clause (zz) and replacing it with “Reserved”.

(c) Paragraph 2 of the Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.

“Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyer in its reasonable discretion in a written notice delivered to the Seller by Buyer.

“Disbursement Account” shall mean the account established by Buyer pursuant to which funds shall be disbursed to fund any Wet Loan.

“Disbursement Agent” shall mean Deutsche Bank National Trust Company, or its successors and permitted assigns, or such other disbursement agent as may be mutually agreed to by Buyer and Seller.

“Escrow Instruction Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, an escrow agreement or letter, which is fully assignable to Buyer, stating that in the event of a Rescission or if for any other reason such Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of Buyer and such funds shall be redeposited in the Disbursement Account for the benefit of Buyer not later than one (1) Business Day after the date of Rescission or other failure of the Loan to fund on a given day.

“Insured Closing Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to Seller, which is fully assignable to Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter for each relevant jurisdiction.

“QM Rule” shall mean 12 CFR 1026.43(e), including all applicable official staff commentary.

“Qualified Mortgage” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rebuttable Presumption Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law and regulation.

“Safe Harbor Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan.

“Settlement Agent” shall mean a title company, escrow company or attorney that is (i) bonded by an Approved Title Insurance Company and (ii) insured against errors and omissions in an amount reasonably satisfactory to Buyer in its sole discretion, to which the proceeds of any Transaction related to a Wet Loan are to be wired prior to the occurrence of such Transaction in accordance with local law and practice in the jurisdiction where the related Wet Loan is being originated.

(d) Paragraph 6(a) of the Agreement is hereby amended by deleting the first paragraph in its entirety and replacing it with the following (modified text underlined for review purposes):

Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans and not loans from Buyer to Seller secured by the Purchased Mortgage Loans. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its obligations, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Mortgage Loans identified on a Confirmation delivered by Seller to Buyer and the custodian from time to time, (ii) any other collateral pledged or otherwise relating to such Purchased Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto, (iii) all rights of Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the mortgage file or servicing file, (iv) the Collection Account (if any) and all amounts on deposit therein and all Income relating to such Purchased Mortgage Loans, (v) all interests in real property collateralizing any Purchased Mortgage Loans, (vi) all insurance policies and insurance proceeds relating to any Purchased Mortgage Loans or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (vii) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (viii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the UCC, in each case solely to the extent relating to or constituting the foregoing, and all cash and cash equivalents and all products and proceeds in each case solely to the extent relating to or constituting any or all of the foregoing, (ix) the Servicing Records and the related Servicing Rights, (x) all of Seller’s rights under any Escrow Instruction Letters and Insured Closing Letters with respect to the Loans that are Wet Loans and (xi) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”). Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Mortgage Loans and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

(e) Paragraph 10 of the Agreement is hereby amended by adding the following new clauses immediately after Subclause (p) thereof:

(q) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company that has been approved by Buyer in writing. Among other things, the Insured Closing Letter shall cover any losses occurring due to the fraud, dishonesty or mistakes of the closing agent and shall insure to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer. Upon request by Buyer, all such Insured Closing Letters in possession of Seller shall be delivered to Buyer or made available for audit by Buyer or its designee, as requested by Buyer.

(r) Escrow Agreement. As of the date of each delivery of a Wet Loan, the Settlement Agent has executed an Escrow Instruction Letter in form and substance satisfactory to Buyer in its sole discretion stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of Buyer and such funds shall be redeposited in the Disbursement Account for the benefit of Buyer not later than one (1) Business Day after the date of Rescission or other failure of the Loan to fund on a given day. Such Escrow Instruction Letter shall inure to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer. Upon request by Buyer, all such Escrow Instruction Letters in possession of Seller shall be delivered to Buyer or made available for audit by Buyer or its designee, as requested by Buyer.

(f) Paragraph 21(b), Subclause (xii) is hereby deleted in its entirety and replaced with the following new Subclause (xii) (modified text underlined for review purposes):

xii. With respect to any Mortgage Loan that is a Wet Loan, Buyer shall have received a true and complete copy of the Insured Closing Letter and the Escrow Instruction Letter, if requested by Buyer.

(g) Schedule 2 to Annex I of the Agreement is hereby amended by adding the following new clauses immediately after Clause (ggg) thereof:

(hhh)	Qualified Mortgage. Each Mortgage Loan satisfies the following criteria:

(i)	Such Mortgage Loan is a Qualified Mortgage;

(ii)	Such Mortgage Loan is accurately identified in writing to Buyer as either a Safe Harbor Qualified Mortgage or a Rebuttable Presumption Qualified Mortgage;

(iii)	Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and

(iv)	Such Mortgage Loan is supported by documentation that evidences compliance with the Ability to Repay Rule and the QM Rule.

(iii)	Ability to Repay Determination. There is no action, suit or proceeding instituted by or against or threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.

(jjj)	Points and Fees. All points and fees related to the Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. The points and fees related to such Mortgage Loan did not exceed 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements.

Section 2. Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Section 17 of Annex I to the Agreement.

Section 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES MORTGAGE FUNDING, LLC, as Buyer		LOANDEPOT.COM, LLC, as Seller

By:		By:

Name:	Michael Pillari	Name:
Title:	MD	Title:

Amendment One to Master Repurchase Agreement

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES MORTGAGE FUNDING, LLC, as Buyer	LOANDEPOT.COM, LLC, as Seller

By:	By:

Name:	Name:	John H Lee
Title:	Title:	CFO

Amendment One to Master Repurchase Agreement